Exhibit 99.2

REMEC LIQUIDATING TRUST

EMPLOYER ID NUMBER: 27-6929969

STATEMENT OF INCOME/(LOSS)

YEAR ENDED DECEMBER 31, 2012

	In Whole Dollars	Per Unit	Per 1,000 Units
Interest Income	$1,169	$0.00004	$0.03893

(Enter on Form 1040, Schedule B, Part I, Line 1)

Passive Income (Loss) from Estates and Trust
Income
Other Income	56,642

Total Passive Income	56,642

Expenses
Workers Compensation	10,848
Bank Charges	6,149
Office Supplies	249
Postage	31
Travel	747
Meals & Entertainment (@50%)	86
Outside Services	3,248
Taxes and Licenses	347
Rent	6,499
Telephone	673
Insurance	7,726

Total Passive Expenses	36,603

Total Passive Income (Loss) from Estates and Trust	20,039	$0.00067	$0.66728

(Enter on Form 1040, Schedule E, Part III)

Miscellaneous Deductions Subject to 2% Limitation	$—	$—	$—

(Enter on Form 1040, Schedule A, Lines 22 & 23)

Total Beneficiary Units Outstanding	30,030,830

Total Distributions During 2012	$2,894,972	$0.09640	$96.40